Exhibit 99.1

Allakos Inc. Enters into Agreement to Be Acquired by Concentra Biosciences, LLC for $0.33 in Cash per Share

SAN CARLOS, Calif., April 2, 2025 (GLOBE NEWSWIRE) — Allakos Inc. (“Allakos”) (Nasdaq: ALLK), a biotechnology company that has been developing antibodies for the treatment of allergic, inflammatory and proliferative diseases, today announced it has entered into a definitive merger agreement (the “Merger Agreement”) whereby Concentra Biosciences, LLC (“Concentra”) will acquire Allakos for $0.33 in cash per share of Allakos common stock (“Allakos Common Stock”).

Allakos’ Board of Directors has unanimously determined that the acquisition by Concentra is in the best interests of all Allakos shareholders and, following the unanimous recommendation of Allakos’ Transaction Committee, has approved the Merger Agreement and related transactions.

Pursuant and subject to the terms of the Merger Agreement, a wholly owned subsidiary of Concentra will commence a tender offer (the “Offer”) by April 15, 2025 to acquire all outstanding shares of Allakos Common Stock.

Closing of the Offer is subject to certain conditions, including the tender of Allakos Common Stock representing at least a majority of the total number of outstanding shares (including any shares held by Concentra), the availability of at least $35.5 million of cash (net of transaction costs, wind-down costs and other liabilities) at closing, and other customary closing conditions. Allakos officers, directors and their respective affiliates holding approximately 8.07% of Allakos Common Stock have signed support agreements under which such parties have agreed to tender their shares in the Offer and support the merger transaction. The merger transaction is expected to close in May 2025.

About Allakos

Allakos is a biotechnology company that has been developing therapeutics that target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases.

Advisors

Wilson Sonsini Goodrich & Rosati is acting as legal counsel to Allakos. Gibson, Dunn & Crutcher LLP is acting as legal counsel to Concentra.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Allakos’ beliefs and expectations and statements about the Offer, merger and related transactions contemplated by the Merger Agreement (the “Transactions”), including the timing of and closing conditions to the Transactions, and the potential effects of the proposed Transactions on Allakos. These statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of Allakos’ stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect Allakos’ business and the price of its common stock; costs associated with the proposed Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in Allakos’ most recent annual and quarterly reports filed with the Securities and Exchange Commission (the “SEC”) as well as in Allakos’ subsequent filings with the SEC. As a result of such risks and uncertainties, Allakos’ actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. Allakos cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this release are made as of the date hereof, and Allakos undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Source: Allakos Inc.

Investor Contact:

Adam Tomasi, President

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

media@allakos.com